EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF JANUARY [30], 2014, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

WMI HOLDINGS CORP.

WARRANT TO PURCHASE

30,700,000

SHARES OF COMMON STOCK

Issue Date: January [    ], 2014

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Articles” means the Company’s Amended and Restated Articles of Incorporation, dated as of March 19, 2012, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Warrant.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Washington or the State of New York generally are authorized or required by law or other governmental actions to close.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any date of determination means:

(a) if the Common Stock or such other securities are listed on the NASDAQ Global Select Market on such date, the closing sale price per share of the Common Stock or such other securities (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported by the NASDAQ Global Select Market;

(b) if the Common Stock or such other securities are not listed on the NASDAQ Global Select Market on such date, the closing sale price per share of the Common Stock or such other securities (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are traded;

(c) if the Common Stock or such other securities are not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock or such other securities on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or other similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink OTC Markets Inc. or any similar organization, as determined by a nationally recognized securities firm retained by the Company for this purpose.

The Closing Sale Price will be determined without reference to early hours, after hours or extended market trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Company” means WMI Holdings Corp., a Washington corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” means any date, on or prior to the Expiration Date, on which the Warrantholder exercises the right to purchase the Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.

“Exercise Price” means $1.43 per share of Common Stock, subject to adjustment as provided in Section 11, and all references thereto shall be deemed to mean such defined term as adjusted, if applicable.

“Expiration Date” means the day on which the Expiration Time occurs.

“Expiration Time” has the meaning set forth in Section 3.

“Investment Agreement” means the Investment Agreement, dated as of January [30], 2014, between the Company, KKR Fund Holdings L.P. and KKR Management Holdings L.P., including all schedules and exhibits thereto.

“Investor Rights Agreement” means the Investor Rights Agreement, dated January [30], 2014, between the Company and KKR Fund Holdings L.P.

“Market Disruption Event” means:

(a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session; or

(b) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“open of business” means 9:00 a.m., New York City time.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock corporation, limited liability company, limited liability partnership or trust.

“Reference Property” shall have the meaning set forth in Section 12.

“Regulatory Approvals” means, with respect to the Warrantholder, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, (x) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder or the competition or merger control laws of other jurisdictions or (y) all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Company, in each case to the extent applicable and necessary to permit the Warrantholder to exercise this Warrant, in whole or in part, and own the Shares purchased thereby.

“Reorganization Event” has the meaning set forth in Section 12.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, that if the Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholder Party” has the meaning set forth in the Investor Rights Agreement.

“Shares” has the meaning set forth in Section 2.

“Subsidiary” means, with respect to any person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such person and such person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation; (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity; (c) the beneficial interest, if it is a trust, association or other unincorporated organization; or (d) the membership interest, if it is a limited liability company.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the NASDAQ Global Select Market, or if the Common Stock is not listed on the NASDAQ Global Select Market, then as generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then traded; provided, that if the Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.

“unit of Reference Property” shall have the meaning set forth in Section 12.

“Warrant” means this Warrant, issued pursuant to the Investment Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, KKR Fund Holdings L.P. (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, subject to receipt of Regulatory Approval (or, in the case of any required insurance regulatory approvals, upon entry into mutually agreed alternative arrangements (such as delivery of the Shares into an escrow account or voting trust) permitting exercise of this Warrant pending receipt of any required insurance regulatory approvals), up to an aggregate of 30,700,000 fully paid and non-assessable shares of Common Stock (the “Shares”), at a purchase price per Share equal to the Exercise Price.

3. Exercise of Warrant; Term. Subject to Section 2, and to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time on or after the date hereof, but in no event later than the close of business on January [30], 2019 (the “Expiration Time”), by:

(A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Seattle, Washington (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and

(B) payment of the aggregate Exercise Price for the number of Shares thereby purchased, at the election of the Warrantholder, in one of the following manners:

(i) at any time prior to the Expiration Time, by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

(ii) at any time on or after the third anniversary of the Issue Date but prior to the Expiration Time, or at such other time as agreed by the Company, by having the Company withhold a number of shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Closing Sale Price of the Common Stock on the Trading Day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

In the event this Warrant is surrendered for exercise in respect of less than all the Shares issuable on such exercise at any time prior to the Expiration Time, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding five (5) Business Days following such Exercise Date, a new Warrant in substantially identical form as this Warrant for the purchase of the number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised, in which case such surrendered Warrant shall be cancelled. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such Warrantholder is purchasing the full number of Shares represented by this Warrant, in which case the Warrantholder shall promptly surrender this Warrant to the Company. The Warrantholder and the Company shall each maintain records showing the number of Shares so exercised and issued hereunder and the dates of such exercises or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Warrantholder may not transfer or assign this Warrant unless such Warrantholder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon order of the Warrantholder a new Warrant of like tenor, registered on the books of the Company as the Warrantholder may reasonably request, representing the number of Shares not then exercised. The Warrantholder and any permitted assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section 3, following exercise of any portion of this Warrant, the number of Shares represented by this Warrant may be less than the number of Shares set forth on the face hereof.

4. Reservation of Shares; Shares to Be Fully Paid; Listing of Shares.

(A) The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to satisfy the exercise of this Warrant from time to time as this Warrant is presented for exercise in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the terms of this Warrant will be duly authorized, validly issued, fully paid and non-assessable and free and clear of preemptive rights.

(B) The person(s) in whose name(s) any Shares so issued, as designated by the Warrantholder in accordance with Section 7 hereof, will be deemed to be the holder(s) of record of such Shares as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date; provided, however, that if such Exercise Date occurs after the effective time of an event that requires an adjustment to the Exercise Price and on or prior to the record date for such event, the person in whose name any Shares so issued upon exercise will be deemed to be the holder of record of such Shares as of the open of business on the Business Day immediately following the record date for such event.

(C) Certificates for Shares issued upon exercise of this Warrant will be issued in such name(s) as the Warrantholder may designate in accordance with Section 7 hereof and will be delivered to such named person(s) within a reasonable time, not to exceed five (5) Business Days after any Exercise Date; provided, however, that the delivery of the certificates representing such Shares will be delayed until the Business Day immediately following the record date for an event that requires an adjustment to the Exercise Price if such Business Day is later than five (5) Business Days after the applicable Exercise Date.

(D) If at any time the Company’s Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will use its commercially reasonable efforts to list, and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Shares issuable upon exercise.

5. No Rights as Warrantholder; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as holder of Common Stock of the Company prior to the date of exercise hereof, except for those rights set forth in the Investor Rights Agreement; provided, that, if this Warrant is transferred to a Person who is not an affiliate of the Warrantholder, the Investor Rights Agreement shall not apply. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6. Taxes on Shares Issued. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of this Warrant or Shares on exercise of this Warrant pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Warrantholder has requested that the Shares be issued in a name other than that of the Warrantholder or an affiliate of the Warrantholder, then such taxes shall be paid by such Warrantholder, and the Company shall not be required to issue or deliver any stock certificate representing the Shares unless and until such Warrantholder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax have been paid.

7. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 7, this Warrant (and any Shares issued upon exercise of this Warrant) and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant or new warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name or names of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 7 shall be paid by the Company, provided, however, that the Company shall not be obligated to pay any documentary taxes, stamp or similar issue taxes or transfer taxes in respect of the preparation, execution and delivery of such new warrants pursuant to this Section 7.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable limitations of the Articles, the Securities Act and the Exchange Act, provided, that the Warrants (and any Shares issued upon exercise of this Warrant) shall be freely transferable by the Warrantholder to any affiliate of the Warrantholder; provided that any such transfer, after giving effect to such transfer, would not result in an increase in the Percentage Stock Ownership of any Substantial Holder (in each case within the meaning of and as defined in the Articles). For the avoidance of doubt, in the event of any inconsistency between this Section 7 and the transfer restrictions set forth in Section 2.1 of the Investor Rights Agreement, the provisions of the Investor Rights Agreement shall apply, except to the extent this Warrant has been transferred to a Person who is not an affiliate of the Warrantholder, in which case the Investor Rights Agreement shall not apply.

(C) If and for so long as required by the Investor Rights Agreement, this Warrant Certificate, and any Shares issued upon exercise of this Warrant, shall contain the legends set forth in Section 2.2 of the Investor Rights Agreement.

8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

10. Rule 144 Information. The Company agrees, at all times after the execution and delivery of this Warrant and until one year after the Expiration Time, to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) under the Securities Act or any similar or analogous rule promulgated under the Securities Act;

(ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(iii) furnish to the Warrantholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Warrantholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration;

and to use commercially reasonable efforts not to terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations thereunder would permit such termination).

11. Adjustment of Exercise Price. The Exercise Price is subject to adjustment as set forth in this Section 11.

(A) If the Company, at any time or from time to time after the date hereof until the Expiration Time, effects a share split, reverse share split, share combination or subdivision (by a recapitalization or otherwise) in respect of the Common Stock, then the Exercise Price shall be adjusted based on the following formula:

where

	EP0	=	the Exercise Price in effect on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

	EP1	=	the Exercise Price in effect on the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

	OS0	=	the number of shares of Common Stock Outstanding at the close of business on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable; and

	OS1	=	the number of shares of Common Stock that would be Outstanding immediately after, and solely as a result of, such share split, reverse share split, share combination or subdivision, as applicable.

(B) Whenever the Exercise Price is adjusted as provided in this Section 11, the Company shall promptly file at the principal office of the Company a statement setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice to the Warrantholder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(C) Notwithstanding anything to the contrary in this Section 11, no adjustment to the Exercise Price shall be made in connection with a change in the par value of the Common Stock.

(D) If, during a period applicable for calculating the Closing Sale Price of the Common Stock or any other security, an event occurs that requires an adjustment to the Exercise Price, the Closing Sale Price of such security shall be calculated for such period in a manner reasonably determined by the Company to appropriately reflect the impact of such event on the price of such security during such period.

(E) Upon any adjustment of the Exercise Price pursuant to this Section 11, the number of Shares issuable upon exercise of this Warrant shall be automatically adjusted to such number of Shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately following such adjustment (irrespective of the number of Shares set forth on the face hereof).

12. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

In the event of:

(i) any reclassification (including through a recapitalization) or other change of the Common Stock;

(ii) any consolidation, merger, combination or binding share exchange involving the Company; or

(iii) any sale or conveyance (including through a lease or other transfer) to a third party of all or substantially all of the property and assets of the Company,

in each case in which the holders of the outstanding Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, the right of the Warrantholder to purchase the Shares evidenced by this Warrant shall be changed into a right to purchase the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Warrantholder would have been entitled to purchase had the Warrantholder owned a number of shares of Common Stock immediately prior to such Reorganization Event equal to the number of Shares the Warrantholder would have received if the Warrantholder had exercised this Warrant immediately prior to such Reorganization Event (with reference to the Exercise Price then in effect) (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, concurrently with or promptly following the effective time of such Reorganization Event, upon the Warrantholder’s surrender of this Warrant to the Company or the successor or purchasing person, as the case may be, pursuant to procedures comparable to those set forth in Section 9 hereof, the Company or the successor or purchasing person, as the case may be, shall issue in favor of the Warrantholder a new warrant or warrants of like tenor and representing the right to purchase a number of units of Reference Property corresponding to the number of Shares such surrendered Warrant previously entitled the Warrantholder to purchase upon exercise in accordance with Section 3 hereof, and subject to the Exercise Price then in effect; provided, however, that any Shares that the Company would have been required to deliver upon exercise of this Warrant in accordance with Sections 3 and 4, if any, shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Reorganization Event.

If, as a result of the Reorganization Event, holders of the Common Stock are entitled to receive more than a single type of consideration because such holders have the right to elect the types of consideration they receive, then:

(i) the Reference Property for which this Warrant will be exercisable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and

(ii) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.

The Company shall notify the Warrantholder of such weighted average as soon as practicable after such determination is made.

Such new warrant described in the second immediately preceding paragraph shall provide for adjustments to Exercise Price thereunder which shall be equivalent to the adjustments provided for in Section 11. If, in the case of any such Reorganization Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such Warrant shall additionally be executed and delivered by such other Person.

13. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York (except to the extent that mandatory provisions of Washington law are applicable).

14. Amendments. This Warrant may be amended, and the observance of any term of this Warrant may be waived, only with the written consent of the Company and the Warrantholder.

15. Notices.

(A) All notices hereunder shall be in writing and shall be effective:

(i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt;

(ii) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt; or

(iii) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder provided to the Company, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

(B) In case of any:

(i) action by the Company or one of its Subsidiaries that would require an adjustment in the Exercise Price pursuant to Section 11 or Section 12;

(ii) Reorganization Event; or

(iii) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries.

then, in each case, the Company shall cause to be mailed to the Warrantholder at the address provided to the Company as promptly as is reasonably practicable a notice stating:

(i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or

(ii) the date on which such Reorganization Event, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation or winding up.

Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such action, Reorganization Event, dissolution, liquidation or winding up.

16. Entire Agreement. This Warrant and the forms attached hereto, the Investment Agreement, and the Investor Rights Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated

WMI HOLDINGS CORP.

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

[Signature Page to Tranche B Warrant]

[Form Of Notice Of Exercise]

Date:

TO:	WMI Holdings Corp.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title: